SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2004

SOUTHERN PERU COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

2575 East Camelback Rd. Phoenix, AZ		85016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 977-6500

Explanatory Note:

ITEM 5.          Other Events

On August 16, 2004, Southern Peru Copper Corporation issued in the City of Ilo, Peru two press releases concerning the previously announced project for the modernization of the Ilo smelter at an estimated cost of over US$ 306 million.  The Company announced the investment of US$ 81.1 million for the construction of the Acid and Oxygen plants, which form part of the Ilo smelter modernization project.  Kvaerner Chemetics and  Kvaerner Peru S. A. will be in charge of the construction of the Acid Plan, while Air Products and Air Products Peru will be in charge of the construction of the Oxygen plant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION

By:	Armando Ortega
Its:	Vice President-Legal and
Secretary

Date: August 18, 2004